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                                                                    Exhibit 99.1


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]




Board of Directors
Santa Fe International Corporation
Two Lincoln Centre, Suite 1100
5420 LBJ Freeway
Dallas, Texas 75240-2648

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Santa Fe International Corporation ("Santa Fe") as Annex B to the Joint Proxy Statement/Prospectus of Santa Fe and Global Marine Inc. ("Global Marine") included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Santa Fe relating to the proposed merger involving Santa Fe and Global Marine, and references thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Opinion of Santa Fe International's Financial Advisor" and "THE MERGER -- Opinion of Santa Fe International's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                          /s/ Credit Suisse First Boston Corporation
                          -----------------------------------------------------
                          CREDIT SUISSE FIRST BOSTON CORPORATION



September 26, 2001